Contact:
                                                                      ePlus inc.
                                                             Kley Parkhurst, SVP
                                                               Tel: 703-709-1924
                                                            kparkhurst@eplus.com


For Release on May 16, 2001

          EPLUS COMPLETES ACQUISITION OF PROCURENET'S SOFTWARE BUSINESS
                     Company Adds Over 70 Software Customers
              Services and Software Solutions Expand Significantly


HERNDON, VA - May 16, 2001 - ePlus inc. (Nasdaq: "PLUS"), a leader in Web-based integrated procurement and business process services including asset management and financing, today announced that it has acquired the software business of ProcureNet, Inc.

The transaction, structured as an asset purchase agreement, closed on May 15, 2001. Consideration was $1 million in cash and 422,833 shares of unregistered common stock, plus the assumption of certain liabilities pertaining to the business operation.

"We have a clear vision - to provide the best remotely hosted ebusiness services to the middle market - and we are executing our plan" commented Phillip G. Norton, chairman, president and chief executive officer. "This acquisition expands our solution set and integration capabilities, and will allow us to bring our high ROI solution to more customers."

Mr. Norton continued "We acquired these customers and assets at what we feel is an excellent value. ePlus has a tremendous advantage in today's market, as a result of our profitability, balance sheet, and significant customer adoption of our integrated e-procurement and business process services."

The primary assets acquired include:

     o    OneSource(TM), a comprehensive e-procurement software solution

     o    MarketBuilder(TM), a robust marketplace software solution

     o Common Language Generator(TM) software, used for eContent cleaning and enrichment

     o    Several registered and applied for patents, trademarks, and copyrights

     o The entire commercial and municipal customer list, including more than 70 active licensees

     o    All reseller and partnership agreements and related contracts

     o    Key  personnel,   including   development,   sales,   marketing,   and
          implementation staffs

"We look forward to maintaining and enhancing a high level of customer support, introducing new solutions and features, and to making the transition as seamless and easy as possible for our customers" said Marvin C. Slayton, ePlus's new chief technology officer. Customers with questions or concerns are invited to contact ePlus directly at (800) 677-5677 or emailing mslayton@eplus.com.

ePlus(TM), ePlusSuite(TM), Procure+(TM) , Manage+(TM) , Service+(TM) B14ZR(TM), OneSource(TM), OneReq(TM), CLG(TM) and MarketBuilder(TM) are trademarks of ePlus inc. Finance+SM is a registered service mark of ePlus inc.

About ePlus:

ePlus is a leading provider of hosted Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

Founded in 1990, ePlus is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual and anticipated future results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of the ProcureNet acquisition and future acquisitions; demand and competition for the Company's lease financing, equipment sales, asset management and software licenses and services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing including permanent non-recourse and recourse debt, and working capital lines of credit; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by its customers; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.